Exhibit 10.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of October 21, 2025, is made by and between Minerva Neurosciences, Inc., a Delaware corporation (the “Company”), and the undersigned holder of shares of the Company (the “Investor”). The Company and the Investor shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and certain investors (the “Purchasers”), severally and not jointly, entered into that certain Securities Purchase Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”);

WHEREAS, as of the date of this Agreement, the Investor owns that number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and/or that number of shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (together with the Common Stock, the “Voting Securities”) set forth opposite its name on Exhibit A hereto; and

WHEREAS, the Purchase Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Purchase Agreement, and pursuant to this Agreement, the Investor will vote in favor of approval of the Proposals (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Agreement to Vote.

For so long as this Agreement is in effect, the Investor hereby agrees to appear (in person or by proxy) and vote (in person or by proxy) at any meeting of the stockholders of the Company, and in any action by written resolution of the stockholders of the Company (such meeting or written resolution, the “Meeting”), all of such Investor’s Voting Securities that such Investor holds of record or beneficially, as of the date of this Agreement, or of which such Investor acquires record or beneficial ownership after the date hereof and before the record date of the Meeting (collectively, the “Subject Equity Securities”) in favor of the Proposals, and against any proposal that conflicts or materially impedes or interferes with the approval of any of the Proposals or that would adversely affect or delay the consummation of the transactions contemplated by the Purchase Agreement. The Investor shall validly execute and deliver to the Company, on (or effective as of) the fifth (5th) Business Day following the date that the Proxy Statement related to the Proposals is disseminated by the Company to the Company’s stockholders, a properly completed voting proxy in the form distributed by or on behalf of the Company in favor of the Proposals. In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject Equity Securities” shall be deemed to refer to and include the Subject Equity Securities as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Equity Securities may be changed or exchanged or which are received in such transaction.

2.	Transfer of Shares.

(a) From the date hereof until the earlier of (i) the Automatic Conversion Date (as defined in the Certificate of Designation) or (ii) the valid termination of this Agreement pursuant to Section 3 (the “Restriction Termination”), the Investor hereby agrees that the Investor shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject Equity Securities or otherwise agree to do any of the foregoing, other than to affiliates of the Investor for no consideration (each, a “Transfer”), (ii) deposit any of the Investor’s Subject Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Investor’s Subject Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of any of the Investor’s Subject Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Investor’s Subject Equity Securities or (v) take any action that would have the effect of preventing or materially delaying the performance of the Investor’s obligations hereunder, except as affirmatively permitted by the Purchase Agreement; provided, however, that the foregoing shall not apply to any Transfer by virtue of the Investor’s organizational documents upon liquidation or dissolution of the Investor; provided, that any transferee of any Transfer must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

(b) In furtherance of the foregoing, the Company hereby agrees to (i) place a revocable stop order on all Subject Equity Securities subject to Section 2(a), including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of such stop order and the restrictions on such Subject Equity Securities under Section 2(a) and direct the Company’s transfer agent not to process any attempts by the Investor to Transfer any Subject Equity Securities except in compliance with Section 2(a). For the avoidance of doubt, the obligations of the Company under this Section 2(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Equity Securities. Upon the earlier of the Restriction Termination or termination of this Agreement pursuant to Section 3, the Company shall instruct its transfer agent to remove the stop order placed on the Subject Equity Securities pursuant to this Section 2(b).

3. Termination. This Agreement shall automatically terminate, without any notice or other action by either Party, and be void ab initio upon the earlier of (a) the Automatic Conversion Date (as defined in the Certificate of Designation); and (b) three (3) years following the Closing Date (as defined in the Purchase Agreement). Upon termination of this Agreement as provided in the immediately preceding sentence, neither of the Parties shall have any further obligations under, or with respect to, this Agreement.

4. Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by (i) the Company, and (ii) the Purchasers of at least a majority in interest of the Securities, if prior to the Closing Date, to be purchased by the Purchasers under the Purchase Agreement, or, if after the Closing Date, still held by the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5. Incorporation by Reference. Sections 6.3 (Notices), 6.5 (Construction), 6.6 (Successors and Assigns), 6.7 (No Third-Party Beneficiaries), 6.8 (Governing Law), 6.10 (Execution), 6.11 (Severability) and 6.14 (Remedies) of the Purchase Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

Minerva Neurosciences, Inc.

By:
Name:
Title:

INVESTOR:

[NAME OF INVESTOR]

By:
Name:
Title:

[Signature page to Support Agreement]

Exhibit A

Investor Name	Shares of Common Stock Beneficially Owned	Shares of Series A Preferred Stock Beneficially Owned

A-1